EXHIBIT 10.4

INTELLECTUAL PROPERTY LICENSE TERMINATION AGREEMENT

Parties:

SYMBID B.V.

and

SYMBID COÖPERATIE UA

15 November 2016

ANNEXES

Annex A
Symbid IP and Symbid Know-How

THE UNDERSIGNED:
I.
SYMBID B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Marconistraat 16, 3029 AK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 52212343 ("Symbid");
and
II.
SYMBID COÖPERATIE UA, a cooperative (coöperatie), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Marconistraat 16, 3029 AK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 52466825 ("Symbid Coöperatie UA");
A.
Symbid operates the Symbid platform, which is used to conduct a business relating to the supply of services consisting of bringing together investors and entrepreneurs and the provision of information related to such services, investors and entrepeneurs.
B.
Symbid has developed and is the owner of the intellectual property rights to the Symbid platform, any various related intellectual property rights.
C.
Symbid Coöperatie UA and Symbid have signed a License Agreement (“License Agreement”) dated 13 April 2011.
D.
Symbid Coöperatie UA and Symbid wish to lay down additional agreements within this Agreement (“Agreement”):

1.1
The License Agreement signed between Symbid Coöperatie UA and Symbid is terminated with retro-active effect as of November 1, 2016. Since Symbid Coöperatie is no longer operating as a special purpose vehicle without its own costs but as an operating entity having accepted the employment agreements of Symbid personnel as well as other operational costs to continue the service in the Netherlands, the License Agreement does not reflect the current economic relationship between the companies.

2.1
All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be sent by registered mail, by courier, by facsimile transmission or by e-mail to the following addresses unless and until a Party notifies the other Party in accordance with this Clause 2.1 of another address in the Netherlands.

If to Symbid:	If to Symbid Coöperatie:
Symbid B.V.	Symbid Coöperatie UA
Marconistraat 16	Marconistraat 16
3029 AK Rotterdam	3029 AK Rotterdam
The Netherlands	The Netherlands
Attn: Board of Directors	Attn: Board
2.2
The rights and obligations of a Party under this Agreement cannot be assigned or transferred except with the prior written approval of the other Party.

2.3
Unless provided otherwise in this Agreement, the Parties shall each pay their own costs, charges and expenses in relation to this Agreement.

2.4
This Agreement constitutes the entire agreement and understanding of the Parties with respect to its subject matter and replaces and supersedes all prior agreements, arrangements, undertakings or statements regarding such subject matter.

2.5
Any variation of this Agreement is not valid unless and until it is in writing and has been signed by or on behalf of the Parties.

2.6
If a provision of this Agreement is or becomes invalid or non-binding, the Parties shall remain bound to the remaining provisions. In that event, the Parties shall replace the invalid or non-binding provision by provisions that are valid and binding and that have, to the greatest extent possible, a similar effect as the invalid or non-binding provision, given the contents and purpose of this Agreement.

2.7
A single or partial exercise of any right or remedy under this Agreement by Symbid shall not preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy. A waiver of any breach of this Agreement by Symbid shall not be deemed to be a waiver of any subsequent breach.

3.1
This Agreement is governed by and shall be construed in accordance with the laws of the Netherlands.
3.2
Any dispute arising out of or in connection with this Agreement shall be submitted exclusively to the competent courts in Rotterdam, the Netherlands, notwithstanding the right of appeal.

- signature page to follow -

In witness whereof, agreed upon and signed in two (2) counterparts on November 15, 2016 by:

Symbid B.V. /s/ Korstiaan Zandvliet	Symbid B.V. /s/ Robin Slakhorst
By: Arena Amnis B.V. By: Korstiaan Zandvliet	By: Gastropoda Equus B.V. By: Robin Slakhorst
Position: Managing Director	Position: Managing Director

Symbid Coöperatie UA /s/ Maarten Timmerman
By: Maarten Timmerman
Position: Board member
Symbid Coöperatie UA /s/ Robin Slakhorst
By: Robin Slakhorst
Position: Board member